           As filed with the Securities and Exchange Commission on July 21, 1999
                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            Template Software, Inc.
             (Exact name of registrant as specified in its charter)

        Virginia                                         52-1042793
(State of Incorporation)                (I.R.S. Employer Identification Number)

                          ----------------------------
                            45365 Vintage Park Plaza
                                Dulles, VA 20166
                                 (703) 318-1000
                          ----------------------------

                            TEMPLATE SOFTWARE, INC.

                     1996 EQUITY INCENTIVE PLAN, AS AMENDED
                            (Full title of the plan)

                                 Peter J. Russo
              Executive Vice President and Chief Financial Officer
                            Template Software, Inc.
                            45365 Vintage Park Plaza
                                Dulles, VA 20166
                                 (703) 318-1000
(Name, address, including zip code, and telephone  number, including area code, of agent for service)

                          ----------------------------

                                   Copies to:

                            JOSEPH W. CONROY, ESQ.
                              COOLEY GODWARD LLP
                      2002 Edmund Halley Drive, Suite 300
                          Reston, Virginia 20191-3436
                         ----------------------------


                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
        Title of Securities     Amount to be Registered        Proposed Maximum        Proposed Maximum Aggregate      Amount of
         to be Registered                                 Offering Price Per Share (1)      Offering Price (1)     Registration Fee

Stock Options and Common Stock          250,000                    $3.40625                     $851,563               $236.73
(par value $.001)
===================================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price for the unissued stock options Common Stock are based upon the average of the high and low prices of Registrant's Common Stock as reported on the Nasdaq National Market System on July 20, 1999.

                               EXPLANATORY NOTE

        This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 250,000 shares of the Registrant's Common Stock to be issued pursuant to the Registrant's 1996 Equity Incentive Plan, as amended (the "1996 Plan").


             INCORPORATION BY REFERENCE OF REGISTRATION STATEMENT
                          ON FORM S-8, NO. 333-52241

        The contents of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 8, 1998 relating to the 1996 Plan (File No. 333-52241) is incorporated by reference herein.


                                   EXHIBITS

Exhibit
Number
-------

5.1     Opinion of Cooley Godward LLP
23.1    Consent of PricewaterhouseCoopers LLP, Independent Accountants
23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement
24.1    Power of Attorney is contained on the signature pages

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dulles, State of Virginia, on July 21, 1999.


                                        TEMPLATE SOFTWARE, INC.



                                        By:   /s/ Peter J. Russo
                                            ------------------------------
                                              Peter J. Russo
                                              Executive Vice President and
                                                Chief Financial Officer

                               POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph M. Fox and Peter J. Russo as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                          Title                      Date
         ---------                          -----                      ----
       /s/ Joseph M. Fox            Chairman of the Board and     July 21, 1999
----------------------------------  Co-Chief Executive Officer
         Joseph M. Fox              (Principal Executive Officer)


     /s/ E. Linwood Pearce          Co-Chief Executive Officer    July 21, 1999
----------------------------------  and Director
        E. Linwood Pearce


     /s/ Andrew B. Ferrentino       Director                      July 21, 1999
----------------------------------
        Andrew B. Ferrentino


      /s/ Peter J. Russo            Executive Vice President and  July 21, 1999
----------------------------------  Chief Financial Officer
         Peter J. Russo             (Principal Financial and
                                    Accounting Officer)


      /s/ Dr. Duane A. Adams        Director                      July 21, 1999
----------------------------------
        Dr. Dr. Duane Adams


     /s/ Dr. Gerhard Barth          Director                      July 21, 1999
----------------------------------
        Dr. Gerhard Barth


    /s/ Dr. Alan B. Salisbury       Director                      July 21, 1999
----------------------------------
       Dr. Alan B. Salisbury

                                 EXHIBIT INDEX



Exhibit
Number                                      Description
-------                                     -----------
5.1             Opinion of Cooley Godward LLP

23.1            Consent of PricewaterhouseCoopers LLP, Independent Accountants

23.2            Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1            Power of Attorney is contained on the signature pages